EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Navistar International Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 2-70979, 33-26847, 333-25783, 333-29735, 333-29739, 333-29301, 333-77781, 333-73392, 333-86756, 333-86754 and 333-113896) on Form S-8 of Navistar International Corporation of our report dated December XX, 2008, with respect to the consolidated balance sheets of Navistar International Corporation and subsidiaries as of October 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the three-year period ended October 31, 2008 and the effectiveness of internal control over financial reporting as of October 31, 2008, which report appears in the October 31, 2008 annual report on Form 10-K of Navistar International Corporation.

As described in Note 1 to the accompanying consolidated financial statements, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of Statement of Financial Accounting Standards (SFAS) No. 109 as of November 1, 2007. As described in Note 11 to the accompanying consolidated financial statements, the Company adopted SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan—an amendment of FASB Statements No. 87, 88, 106, and 132(R) as of October 31, 2007.

Our report expresses our opinion that Navistar International Corporation did not maintain effective internal control over financial reporting as of October 31, 2008 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its assessment the following categories of material weaknesses as of October 31, 2008: accounting policies and procedures, period-end close process, account reconciliations, journal entries, revenue accounting, inventory accounting, warranty accounting, and segregation of duties.

/s/ KPMG LLP

Chicago, Illinois

December 30, 2008

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